UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 7, 2008

Young Broadcasting Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25042	13-3339681
(Commission File Number)	(IRS Employer Identification No.)

599 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 754-7070

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On April 7, 2008, David C. Lee and Leif Lomo advised the Board of Directors of Young Broadcasting Inc. that they will be retiring from their service on the Board effective on May 6, 2008 and will not stand for re-election at the 2008 annual meeting.  Mr. Lee has been a director of the Company since 1998.  Mr. Lee served most recently as Chairman of the Company’s Compensation Committee.  Mr. Lomo has been a director since 1994 and most recently served as Chairman of the Company’s Audit Committee.  The decision of Mr. Lee and Mr. Lomo to retire from their service on the Board and not to stand for re-election as a director does not involve any disagreement with the Company concerning its operations, policies or practices.

        On April 7, 2008, the independent members of the Board nominated Jeffrey S. Amling to serve on the Board and unanimously recommended his election to the Company's stockholders at the 2008 annual meeting, to be held on May 6, 2008, when his service would commence.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG BROADCASTING INC.

April 11, 2008	/s/ James A. Morgan
James A. Morgan
Executive Vice President